AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS AMENDMENT TO SHARE EXCHANGE AGREEMENT is made as of the 9th day of September 2008, by and among RTG Ventures, Inc., a Florida corporation, Atlantic Network Holdings Limited (f/k/a Advanced Risk Management (Guernsey) Limited, a Guernsey company limited by shares, the Outside Stockholders Listed on Exhibit A Hereto and New Media Television (Europe) Limited, a United Kingdom private company limited by shares.

WITNESSETH

WHEREAS, the parties hereto have entered into a certain Share Exchange Agreement, dated March 20, 2007 and amended by agreement dated December 21, 2007, by and among RTG Ventures, Inc., Atlantic Network holdings Limited, the Outside Stockholders Listed on Exhibit A thereto and New Media Television (Europe) Limited (the “Agreement”); and

WHEREAS, the parties desire to amend certain of the terms and conditions contained in the Agreement, as set forth below.

NOW, THEREFORE, the parties hereby agree, and the Agreement is hereby amended, as follows:

1.	All Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

2.
Section 1.1 of the Agreement is hereby amended by deleting “One Hundred Twenty-Seven Million Three Hundred Five Thousand Nine Hundred Forty-Five (127,305,945) shares of its common stock, $.001 par value per share (the “RTG Common Stock”) and substituting therefore, “One Million Two Hundred and Seventy Three Thousand and Fifty Nine (1,273,059) shares of its preferred stock, $.001 par value per share (the “RTG Preferred Stock”).

3.	Section 1.2 of the Agreement is hereby amended to read in its entirety as follows:

1.2 “Directors and Officers. At the Closing (as hereinafter defined), all of the directors and officers of RTG, except Barrington J Fludgate, shall resign and the directors and officers listed in Exhibit B hereto shall be appointed by Holdings (as the new majority stockholder of RTG) from and after the Closing until his or her successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or By-laws of RTG.

4.	Section 3.4 is hereby amended to read in its entirety as follows:

3.4 Capitalization of RTG. The authorized capital stock of RTG consists of 200,000,000 shares of common stock, $.001 par value per share (the “RTG Common Stock”), of which not more than 42,435,315 shares will be issued and outstanding at the Closing. Except as set forth on Schedule 3.4 hereto, and 2,000,000 shares of preferred stock, $.001 par value per share (the “RTG Preferred Stock”), of which there are none issued. At Closing, RTG will have no outstanding options, rights or commitments to issue shares of RTG Common Stock or any other equity security of RTG and there will be no outstanding securities convertible or exercisable into or exchangeable for shares of RTG Common Stock. There is no voting trust, agreement or arrangement among any of the beneficial holders of RTG Common Stock affecting the nomination or election of directors or the exercise of the voting rights of RTG Common Stock. All outstanding shares of the capital stock of RTG have been duly and validly issued and are fully paid and non-assessable and none of such shares has been issued in violation of the preemptive rights of any person.

5.	Section 6.4 is hereby amended to read in its entirety as follows:

5.4
Appointment of Directors and Officers. Immediately upon the Closing, RTG shall accept the resignations of the current officers and directors of RTG, except Barrington J Fludgate, as provided by Section 7.3 (d) (iii) hereof, and shall cause the persons listed as directors in Exhibit B hereto to be elected to the Board of Directors of RTG. At the first annual meeting of RTG stockholders and thereafter, the election of members of RTG’s Board of Directors shall be accomplished in accordance with the By-laws of RTG.

6.	Section7.3 (d) (iii) is hereby amended to read in its entirety as follows :

The executed resignations of all directors and officers of RTG, except Barrington J Fludgate, to take effect at the Closing;

7.	Insert into Section 10:

10.26 “RTG Preferred Stock” shall mean the preferred stock, $.001 par value per share, of RTG. Each Preferred Stock has voting rights equal to 100 shares of RTG Common Stock. Each Preferred Stock can be converted into 100 shares of RTG Common Stock one year after the Closing Date.

8.	In the sections below the words “RTG Common Stock” are to be replaced with “RTG Preferred Stock”:

Section 1.4 Once

Section 3.5 Twice

Section 3.9 Twice

Section 4.1 Four times

Section 4.2 Once

Section 4.3 Twice

Section 4.4 Twice

Section 4.6 Once

Section 4.7 Once

7	Exhibit A to the Agreement is amended by replacing such Exhibit in its entirety with Exhibit A hereto.

9.	The Agreement shall continue in full force and effect as amended hereby.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the 9th day of September, 2008.

RTG:

RTG VENTURES, INC.

By:	/s/ Linda Perry
Name: Linda Perry
Title: Chief Executive Officer

HOLDINGS:

ATLANTIC NETWORK HOLDINGS LIMITED

By:	/s/ Roger Taylor
Name: Roger Taylor
Title: Director

THE COMPANY:

NEW MEDIA TELEVISION (EUROPE) LIMITED

By:	/s/ Ian George MacDonald
Name: Ian George MacDonald
Title: Chairman

EXHIBIT A

List of stockholders of New Media Television (Europe) Limited and the number of shares of RTG Preferred Stock to be issued to each Seller.

Shareholders of New Media Television (Europe) Ltd		Shares Held	RTG Preferred Shares to be Received

1.	Atlantic Network Holdings Ltd	3,786,588	1,106,485
	St George's House St George's Place
	St Peter Port Guernsey GY1 1JS

2.	Gudaaz Holdings Ltd	400,010	143,784

3.	S N & G R Maycock	63,402	22,789

EXHIBIT B

Directors and Officers of RTG to be Appointed

1.	Ian MacDonald

2.	Roger Taylor